                                                                   EXHIBIT 23.3


                        CONSENT OF INDEPENDENT ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 19, 1997 on the consolidated financial statements of Pennsylvania Enterprises, Inc. for the year ended December 31, 1996 included in Pennsylvania Enterprises, Inc.'s 1998 Form 10-K and to all references to our Firm included in this Registration Statement. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.


                                         ARTHUR ANDERSEN LLP
                                         -------------------
                                         Arthur Andersen LLP



New York, New York
July 6, 2000